UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2010

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

(213) 673-7700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective March 31, 2010, City National Corporation (the “Corporation”) and City National Bank (the “Bank” and collectively with the Corporation, the “Company”) and Russell Goldsmith, CEO and President of the Company, have entered into an Amendment to the Amended and Restated Employment Agreement dated December 22, 2008 (the “Agreement”).  The amendment (the “Amendment”) was entered into to confirm a change to the calculation of the Annual Bonus for 2010 for Russell Goldsmith and to revise the timetable to provide additional time for negotiating an extension of the term of the Agreement or renewal thereof.

The summary description of the Amendment set forth above is qualified in all respects by reference to the full form of Amendment, a copy of which is attached hereto as Exhibit 10.49, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

	Exhibit No.	Description

10.49*

Amendment to Amended and Restated Employment Agreement, dated as of December 22, 2008, by and between Russell Goldsmith, on the one hand, and City National Corporation and City National Bank, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

April 6, 2010	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President and
General Counsel